UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☑  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

TGT Town Hall
Monday, May 11, 2009 11:00 AM Eastern
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Important Information:
In connection with the 2009 Annual Meeting of Shareholders of Target Corporation (including any adjournments, continuations or postponements thereof and any meeting held in lieu thereof, the “2009 Annual Meeting”), on April 6, 2009,Pershing Square Capital Management, L.P. and certain of its affiliates (collectively “Pershing Square”) filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) which was amended on April 21, 2009. Prior to the 2009 Annual Meeting, Pershing Square will furnish a definitive proxy statement to shareholders of Target, together with a GOLD proxy card. SHAREHOLDERS OF TARGET ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Target shareholders may obtain copies of the preliminary proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by Pershing Square with the SEC in connection with the 2009 Annual Meeting without charge at the SEC’s website at www.sec.gov. Shareholders will also be able to obtain free copies of the definitive proxy statement and other relevant documents from this website or by calling Pershing Square’s proxy solicitor, D.F. King & Co., Inc., toll-free at (800) 290-6427 when they become available. Pershing Square and certain of its members and employees and Michael L. Ashner, James L. Donald, Ronald J. Gilson and Richard W. Vague (collectively, the “Participants”) are deemed to be participants in the solicitation of proxies by Pershing Square in connection with the 2009 Annual Meeting. Detailed information regarding the names, affiliations and interests of the Participants, including by security ownership or otherwise, is available in Pershing Square’s preliminary proxy statement for the 2009 Annual Meeting, as amended on April 21, 2009. Any internet addresses provided herein are for informational purposes only and are not intended to be hyperlinks.
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Contact:
Pershing Square Capital Management, L.P.
              William A. Ackman, 212-813-3700